SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8: Other Events

On January 4, 2007 mPhase Technologies, Inc. (OTC:XDSL) entered into a Cooperative Research and Development Agreement for Novel Reserve Cell Technologies and High Sensitivity Magnetometer Technology with the U.S. Army Armament Research and Development and Engineering Center in Picatinny, New Jersey. Under the terms of the agreement, the parties will collaborate in the further advancement relating to the design, fabrication and implementation of nanostructure material and devices which have commercial applications to power cells and magnetometer sensors and military application to alternative batteries and sensors.

The purpose of the agreement is to establish a cooperative effort between the U.S. Army Armament Research, Development and Engineering Center and mPhase Technologies, Inc. in order to develop power source and sensor technology for munitions guidance and control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: January 5, 2007